UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 26, 2005
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                        FelCor Lodging Trust Incorporated
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             (Exact name of registrant as specified in its charter)

        Maryland                     001-14236               75-2541756
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(State or other jurisdiction        (Commission            (IRS Employer
    of incorporation)               File Number)         Identification No.)


545 E. John Carpenter Frwy., Suite 1300
     Irving, Texas                                                75062
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code           (972) 444-4900


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

     Item 1.01  Entry into a Material Definitive Agreement.

     On April 26, 2005, the Compensation Committee, or Committee, of the Board of Directors of FelCor Lodging Trust Incorporated, or the Company, established the performance goals for 2005 cash bonus compensation to the executive officers and other employees of the Company. The 2005 performance criteria are based upon corporate and individual objectives. For the corporate objective, the Company must achieve specific levels of Funds From Operations, or FFO, per share. A summary of the performance criteria for 2005 is attached as an exhibit to this Current Report as Exhibit 10.32 and is incorporated herein by reference.

     Also on April 26, 2005, the Committee awarded the Company's executive officers and other employees, from one or more of the Company's Restricted Stock and Stock Option Plans, a grant of shares of restricted common stock of the Company. For executive officers, these shares were awarded based on a percentage of the base compensation of the executive officer (200% for the chief executive officer, 100% for executive vice presidents, and 80% for senior vice presidents), divided by the closing sales price of the Company's common stock on April 26, 2005, the Grant Date, rounded up or down to the nearest 1,000 shares. Under the terms of the restricted stock grant contracts, each grant of restricted shares will be subject to both time-based and performance-based vesting criteria, as described below:

     Time-Based Criteria. The restricted shares granted to each executive officer will vest on the fourth anniversary of the Grant Date, subject to the executive remaining as an employee of the Company in good standing on that anniversary. One-half of the restricted shares granted to each executive officer will be subject only to these time-based criteria and are referred to as Time-Based Shares.

     Performance-Based Criteria. The other one-half of the restricted shares granted to each executive officer will be subject to specified performance-based criteria, in addition to the time-based criteria set forth above, which will permit the acceleration of the vesting of these shares. These shares are referred to as Performance-Based Shares. The Performance-Based Shares will vest on each anniversary of the Grant Date at the rate of 25% of the Performance-Based Shares granted, subject to the satisfaction of the applicable performance-based criteria. For 2005, and on or before each anniversary of the Grant Date, the Committee will adopt performance-based criteria, or Performance Criteria, to be applicable for that calendar year. The Performance Criteria will be determined from year-to-year in the sole discretion of the Committee. Following the completion of a calendar year, the Committee will measure the Company's performance for that year against the applicable Performance Criteria, and will determine the percentage of Performance-Based Shares for that year that will vest based upon the Company's satisfaction of the Performance Criteria. Any Performance-Based Shares that do not vest as a result of the Company's failure to meet the Performance Criteria, in whole or in part, will not be forfeited but will continue to be outstanding and unvested Performance-Based Shares, which will be subject to cliff vesting, as described below.

     For 2005, the Committee adopted Performance Criteria based on the achievement by the Company of a minimum level of growth in FFO per share, and a minimum level of growth in total return to common shareholders, including appreciation and dividends. Each of the objectives is weighted equally. In measuring the Company's performance against these Performance Criteria, the Committee will review each of these measures independently.


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     Cliff Vesting of  Performance-Based  Shares. Any  Performance-Based  Shares
that fail to vest may still vest if, at the end of the four-year vesting period,
the  Company  satisfies  separate   performance   criteria  established  by  the
Compensation Committee. For Performance-Based Shares awarded in 2005, the Committee established criteria based upon the achievement of a cumulative, compounded total return to common shareholders over the four-year vesting period. If the Company achieves this objective, any 2005 Performance-Based Shares that had not vested, as a result of the failure to satisfy any Performance Criteria, will vest on the fourth anniversary of the Grant Date. If the Company fails to achieve this objective, then those unvested shares will be forfeited and the executive will have no further rights to those shares (including the right to vote those shares or to receive dividends).

     Unless and until restricted shares are forfeited at the end of the four-year vesting period, the executive has the right, under the restricted stock grant contract, to vote and receive dividends on the restricted shares. The form of restricted stock grant contract used for the foregoing grants of restricted common stock to executive officers is attached to this Current Report as Exhibit 10.33 and is incorporated herein by reference.


Section 2 - Financial Information

     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On April 27, 2005, Grande Palms, L.L.C., an indirect, wholly-owned subsidiary of FelCor Lodging Limited Partnership, or the Partnership, entered into a construction loan agreement under which Grande Palms, L.L.C. may borrow up to $69,800,000 from a group of lenders represented by Bank of America, N.A. Payment of the loan is guaranteed by the Partnership, for which the Company acts as the sole general partner. The proceeds of the loan will be used to construct a twenty-four story, 184-unit condominium tower project and related amenities to be known as "Grande Palms at Kingston Shores," and a separate parking garage, on certain beachfront property owned by Grande Palms, L.L.C. in Myrtle Beach, South Carolina. The applicable interest rate on the loan is currently LIBOR plus 2.55% and will be reduced to LIBOR plus 2% as soon as the project is 55% complete. Completion of construction of the project is scheduled for Spring of 2007, at which time the separate parking garage, subject to certain easement rights of the condominium unit owners, will be transferred to the Partnership and operated as part of its Myrtle Beach Hilton hotel. The loan will be repaid from the proceeds of the sales of condominium units, and must be fully repaid 30 months after the date of closing. No amounts have been drawn under this loan. Drawings under the loan will be subject to delivery of signed unit purchase contracts in the aggregate amount of at least $76 million within 90 days of the date of execution of the loan agreement.

Section 9 - Financial Statements and Exhibits

     Item 9.01  Financial Statements and Exhibits.

          (a) Financial statements of businesses acquired.

                  Not applicable.

          (b) Pro forma financial information.

                  Not applicable.

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          (c) Exhibits.

          The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

         Exhibit
          Number            Description of Exhibit

           10.32 Summary of 2005 Performance Criteria for Annual Incentive Bonus Award Program.


           10.33 Form of Employee Stock Grant Contract under Restricted Stock and Stock Option Plans of FelCor applicable to 2005 Grants.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FELCOR LODGING TRUST INCORPORATED



Date:  May 2, 2005                          By:  /s/ Lawrence D. Robinson
                                                 ------------------------------
                                            Name:  Lawrence D. Robinson
                                            Title: Executive Vice President,
                                                   General Counsel and
                                                   Secretary


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                                INDEX TO EXHIBITS

          Exhibit
          Number            Description of Exhibit

           10.32 Summary of 2005 Performance Criteria for Annual Incentive Bonus Award Program.


           10.33 Form of Employee Stock Grant Contract under Restricted Stock and Stock Option Plans of FelCor applicable to 2005 Grants.